Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 26, 2017, in the Registration Statement (Form F-1) and related Prospectus of BEST Inc. dated June 26, 2017.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

June 26, 2017